UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 16, 2011

UNIVERSAL CITY DEVELOPMENT

PARTNERS, LTD.

UCDP FINANCE, INC.

(Exact name of Registrant as specified in its charter)

Florida Florida	333-108661-01	59-3128514 42-1581381
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification no.)

1000 Universal Studios Plaza Orlando, FL	32819-7610
(Address of principal executive offices)	(Zip code)

(407) 363-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

A. Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD. This Current Report should be read in conjunction with our Annual Report on Form 10-K filed on March 14, 2011 and our Quarterly Report on Form 10-Q filed on May 13, 2011.

B. Supplemental Information

On May 16, 2011, Universal City Development Partners, Ltd. (“UCDP”) held a telephonic conference call. During the call, the following information was discussed by Tracey L. Stockwell, UCDP’s Principal Financial Officer.

Thank you, and welcome to our first quarter earnings conference call. The positive reaction from our guests since the opening of The Wizarding World of Harry PotterTM continued into 2011. As a result, our Paid Attendance during the first quarter increased 68% compared to the prior year. Although our year-over-year results benefited from 3 extra days in 2011, the increase in Paid Attendance was primarily spurred by our new content. While both our domestic and international markets experienced significant growth, the improvement in our domestic attendance was more pronounced.

During the first quarter, our Total Operating Revenues increased $146 million, or 90%, as strong guest spending complemented our attendance growth. Combined Per Capita Spending On Admission Tickets, Food And Beverage, Merchandise And Other Theme Park Related items increased 17% compared to the prior year. Per Capita Spending On Admission Tickets increased 10% compared to 2010 primarily due to our new ticket offerings and yield management initiatives. Additionally, Per Capita Spending On Merchandise And Food And Beverage increased 40% compared to 2010 primarily due to the introduction of our Harry PotterTM-themed products. Compared to 2010, our Other Revenue category increased 63% to $42 million as our travel company and CityWalk operations continue to benefit from higher volume. As noted on previous calls, our travel company benefits greatly from the exclusive vacation packages which include early admission to The Wizarding World of Harry PotterTM. During the first quarter, our Total Costs And Operating Expenses increased by $62 million, or 36%, largely due to our increased volume and new scope. Although our margins improved by more than 10-percentage points compared to the prior year, our Theme Park Cost Of Products Sold increased $18 million due to the increased volume at our merchandise and food and beverage venues. Additionally, Other Costs And Operating Expenses increased $17 million, or 68%, during the first quarter as we incurred additional volume-related costs at our travel company and CityWalk operations as well as higher credit card fees. In the first quarter, we also incurred $10 million in incremental fees payable to Universal City Studios Productions and the Consultant, which correspond to the increase in our Total Operating Revenues. Theme Park Operating Costs increased $9 million, or 22%, over 2010 due to the increased scope related to The Wizarding World of Harry PotterTM and the higher volume. As a result, our Operating Income during the first quarter was $75 million, which as a percentage of revenue represented a 30-percentage point increase compared to the prior year. During 2011, our Non-operating Expenses increased by approximately $2 million due to higher Interest Expense. The increase in our Interest Expense stemmed from the capitalization of interest costs in 2010 due to the construction of The Wizarding World of Harry PotterTM, which was partially offset by favorable rates and principal payments.

During 2011, we produced $100 million in Net Cash And Cash Equivalents Provided By Operating Activities, which increased $70 million compared to 2010. This favorability in operating cash flow is due to growth in our Net Income of $82 million which was partially offset by changes in working capital of $19 million principally related to payments made under our incentive plans in 2011. Net Cash And Cash Equivalents Used In Investing Activities during 2011 consisted exclusively of capital expenditures. On an accrual basis and excluding capitalized interest, we expect our 2011 capital expenditures to be approximately $80 million. Net Cash And Cash Equivalents Used In Financing Activities was $167 million during 2011 which is principally composed of a $90 million principal payment on our term loan and $76 million in distributions to our partners, of which $32 million were required by our partnership agreement to cover the partners’ expected payments of income taxes based on our operating results in 2010. At the end of the first quarter, we believe we were in compliance with all of our required financial ratios. Additionally, we had $75 million in availability under our revolver and Cash and Cash Equivalents of $186 million, while we maintained $206 million in our restricted payment basket under our bond indentures. We are extremely excited about the remainder of 2011. The response to The Wizarding World of Harry PotterTM continues to be extraordinary.

C. Forward-Looking Information

Certain information included in this Current Report on Form 8-K may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements give the Registrants’ current expectations or forecasts of future events. All statements other than statements of current or historical fact contained in this Current Report are forward-looking statements. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends, attendance trends and other information that is not historical information. When used in this report, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” or future or conditional verbs, such as “will,” “should,” “could” or “may” and variations of such words or similar expressions, are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management’s analysis of operating trends and data, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will be achieved.

Because these forward-looking statements are subject to numerous risks and uncertainties, our actual results may differ materially from those expressed in or implied by such forward-looking statements. Some of the risks and uncertainties that may cause such differences include, but are not limited to: the risks and uncertainties relating to the global economic downturn and its duration, severity and impact on overall consumer activity; publicity associated with accidents occurring at theme parks; and the additional risks set forth in our Annual Report on Form 10-K as filed with the SEC on March 14, 2011, including those under the heading “Item 1A. Risk factors.” In addition, due to the impact of such risks and uncertainties past results may not be indicative of future performance. There may also be other factors that may cause our actual results to differ materially from those expressed in or implied by any forward-looking statements contained in this report. The Registrants caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K or as of the date of the report or document in which they are contained, and the Registrants undertake no obligation to update such information. The Registrants urge you to carefully review and consider the disclosures made in this Current Report on Form 8-K that attempt to advise interested parties of the risks and factors that may affect their business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD.

Date: May 16, 2011	By:	/s/ Tracey L. Stockwell
	Name:	Tracey L. Stockwell
	Title:	Principal Financial Officer

UCDP FINANCE, INC.

Date: May 16, 2011	By:	/s/ Tracey L. Stockwell
	Name:	Tracey L. Stockwell
	Title:	Principal Financial Officer